Exhibit 10.1

Third Amendment to Rider to License Agreement Vivarium

This Third Amendment to Rider to License Agreement Vivarium (“Amendment”) is dated January 10, 2026 (“Effective Date”) and entered into by and between MIL 40G, LLC (“SmartLabs” or “Licensor”) and Cue Biopharma, Inc., (“Licensee”).

WHEREAS, Licensor and Licensee are parties to that certain License Agreement dated March 28, 2022 (as amended, the “License Agreement”);

WHEREAS, pursuant to the License Agreement, the parties entered into a certain Rider to License Agreement Vivarium dated July 7, 2022, as amended by the First Amendment to Rider to License Agreement Vivarium dated May 3, 2024, and the Second Amendment to Rider to License Agreement Vivarium dated November 18, 2024 (collectively, the “Rider”);

WHEREAS, Licensee has elected to terminate its license of private vivarium space under the Rider, effective as of January 10, 2026 (the “Private Premises Termination Date”);

WHEREAS, the parties desire to amend the Rider to reflect Licensee’s continued use of shared vivarium resources at the Building, subject to the terms and conditions set forth herein;

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, SmartLabs is not in breach of any of its obligations under the License Agreement or the Rider;

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement or the Rider, as applicable;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Vivarium Premises.
(a)
Effective as of the Private Premises Termination Date, Section 1(i)(i) of the Rider is hereby deleted in its entirety and replaced with the following:

(i) a non-transferable, non-assignable, and non-exclusive license to use one (1) slot in the Shared Holding Room, as well as access to Other Shared Spaces (as defined in the Shared Vivarium Space Fee Sheet attached to this Agreement as Exhibit 1-A)(collectively, the "Shared Vivarium Space"), subject to SmartLabs’ Rules and Regulations pursuant to the terms of the Vivarium Service Agreement attached to the Rider dated July 7, 2022 as Exhibit 2.

(b)
For purposes of the Vivarium License, a “slot” in the Shared Holding Room refers to a designated unit of up to forty-four (44) cages, as defined in and subject to the pricing and operational terms set forth in Exhibit 1-A.
(c)
The parties acknowledge and agree that, as of the Private Premises Termination Date, Licensee relinquishes all rights to private vivarium space previously licensed under the Rider, and no portion of the Shared Vivarium Space shall be deemed

Exhibit 10.1

exclusive to Licensee.
(d)
The parties further acknowledge and agree that, as of the Private Premises Termination Date, Exhibit 1 to the Rider is hereby deleted in its entirety and shall be of no further force or effect, and no substitute Exhibit 1 shall be required in connection with the Shared Vivarium Space.

2.
Vivarium Occupants. Effective as of the Private Premises Termination Date, Section 2 of the Rider is hereby deleted in its entirety and replaced with the following:

In addition to the Occupants permitted pursuant to the License Agreement, during the Vivarium Term, Licensee shall be permitted to designate up to four (4) individuals as authorized users of the Shared Vivarium Space (“Vivarium Occupants”). Licensee may request approval from SmartLabs to permit access for additional individuals (“Additional Occupants”), provided that:

(i)
Licensee submits a written request identifying each proposed Additional Occupant;
(ii)
Licensee agrees in writing to pay a fee of $500.00 per Additional Occupant per month; and
(iii)
SmartLabs provides written approval for such Additional Occupant(s), which approval may be withheld, conditioned, or revoked by SmartLabs in its sole and absolute discretion.

For clarity, the $500.00 monthly fee per Additional Occupant shall begin accruing on the first day of the calendar month in which SmartLabs’ written approval is issued, and shall continue until such access is terminated by Licensee or SmartLabs in writing.

3.
Vivarium Fee. Effective as of the Private Premises Termination Date, Section 4 of the Rider is hereby deleted in its entirety and replaced with the following:

For the remainder of the Vivarium Term, Licensee shall pay a monthly license fee (the “Shared License Fee”) pursuant to the pricing schedule set forth in Exhibit 1-A attached hereto, which SmartLabs shall invoice monthly in arrears based on actual usage. Licensee shall pay each invoice within thirty (30) days of receipt. The Shared License Fee is subject to adjustment in accordance with Exhibit 1-A, and Licensee acknowledges that rates in Exhibit 1-A may reflect discounts specific to Licensee, which SmartLabs may revoke or modify in its sole discretion.

4.
Vivarium Security Deposit. The following shall be added to the end of Section 5 of the Rider:

Licensee shall maintain a Vivarium Security Deposit equal to Four Thousand Six Hundred and 00/100 dollars ($4,600.00) (the “Updated Vivarium Security Deposit”). Licensee

previously paid SmartLabs a Vivarium Security Deposit of $63,979.34 under the Rider (the “Previous Vivarium Security Deposit”), and therefore SmartLabs shall issue a credit of

$59,379.34, to be applied toward Licensee’s monthly invoices in four (4) equal installments of $14,844.84 each, beginning with the invoice issued for the first full month of shared vivarium use. Upon application of the full credit amount, the Updated Vivarium Security

Exhibit 10.1

Deposit shall be deemed to fully replace and supersede the Previous Vivarium Security Deposit.

5.
Revocation of Early Termination Right. Notwithstanding anything to the contrary in the Rider or any prior amendment thereto, the parties hereby agree that Section 3(a) of the Rider, as defined Section 2 of the Second Amendment to Rider to License Agreement Vivarium dated November 18, 2024, is hereby deleted in its entirety and shall be of no further force or effect. For the avoidance of doubt, Licensee shall have no remaining right to terminate the Rider prior to the Vivarium Expiration Date, except as otherwise expressly provided in the License Agreement or this Amendment.

6.
Right of First Offer. During the remainder of the Vivarium Term, and subject to the terms of this Section, SmartLabs agrees to provide Licensee with a limited Right of First Offer (“ROFO”) with respect to:

(a)
one (1) standard private holding room;
(b)
one (1) standard private procedure room; and
(c)
one (1) additional shared holding room slot (each, a “ROFO Space”).

In the event SmartLabs receives or entertains serious commercial interest in licensing any ROFO Space to a third party, SmartLabs shall notify Licensee in writing (“ROFO Notice”). Upon receipt of the ROFO Notice, Licensee shall have seven (7) business days to notify SmartLabs in writing of its interest in licensing the applicable ROFO Space (“Licensee’s ROFO Response”).

Licensee acknowledges and agrees that SmartLabs shall have no obligation to negotiate pricing, terms, or availability with Licensee, and any agreement to license any ROFO Space shall be subject to SmartLabs’ standard license terms and subject to availability at SmartLabs’ sole discretion.

If Licensee does not deliver a Licensee ROFO Response within seven (7) business days after delivery of a ROFO Notice, or if SmartLabs and Licensee fail to enter into a definitive agreement within thirty (30) days thereafter, SmartLabs shall have the unrestricted right to license such ROFO Space to any third party on any terms and conditions SmartLabs determines in its sole discretion, without further obligation to Licensee.

7.
Broker. Licensee and Licensor each warrants that they have had no dealings with any brokers in connection with the negotiation or execution of this Amendment. In the event any agent or broker will make a claim for a commission or fee, then the party for which claim has been made will be responsible for payment thereof and hereby indemnifies and holds the other party harmless from such claim for commission or fees.

8.
Ratification. Except as amended herein, all terms and conditions of the Rider shall remain unchanged and in full force and effect.
9.
Counterparts. This Third Amendment to Rider to License Agreement Vivarium may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

Exhibit 10.1

IN WITNESS WHEREOF, SmartLabs and Licensee have duly executed this Amendment as of the date first written above.

SMARTLABS:

LICENSEE:

/s/ Brian Taylor	/s/ Usman Azam
By: Brian Taylor	By: Usman Azam, MD
Title: CEO	Title: CEO

Exhibit 10.1

Exhibit 1-A:

40 Guest Shared Vivarium Space Fee Sheet

A.
Shared Holding Rooms:

The fees associated with use of the available Shared Holding Rooms are calculated pursuant to the below information. Capacity may be limited, and advanced notice of requests for increased usage is recommended.

•
Mouse: $191.70/cage/month
o
Minimum monthly cage rental: 8
o
Maximum monthly cage rental: 44
B.
Other Shared Spaces:

Other Shared Spaces	Full day (8 hrs)	Half day (4 hrs)	2 Hours
Procedure Room	$1,496	$747	$374
Quarantine Services[12]	Mouse	Rat	Maintenance Fee
	1-18 cages	1-9 cages	$350/week
	19-30 cages	10-18 cages	$600/week
	30-55 cages	19-27 cages	$1,200/week
	55-88 cages	28-40 cages	$1,500/week
C.
Advanced Support:

Support Category	Core Hours	Non-Core Hours[3]
Technical Support	$158.00/hr	$221.00/hr
Breeding Support	$158.00/hr	$221.00/hr
Advanced Animal Husbandry	$90.00/hr	$151.00/hr

D.
Financial Terms:
a.
Rate Validity: All additional service and Shared Vivarium Space rates are for calendar year 2026. Rate increases of 4% will be applied on January 1st of each subsequent year.

b.
Administrative Fee: An administrative fee of no less than 10% shall apply to all supplies and external services procured on behalf of Licensee.

1 In addition to the weekly cage maintenance fee, a health surveillance plus PRIA fee shall apply at a rate of $750/10 pooled samples. Additional costs may be incurred if samples are not pooled.

Exhibit 10.1

2 Quarantine services are performed at an off-site SmartLabs animal facility. On-site quarantine services may be available and is subject to approval. Animal transport shall be at Licensee’s sole cost.

3 Non-core hours are defined as outside of standard business hours, weekends, and holidays.